EXHIBIT 99.1

[OMITTED LOGO]
                                                   For Further Information call:
                                                   Richard J. Haskins, CFO
                                                   (561) 802-5840
                                                   Mark P. Snelling, Controller
                                                   (561) 650-2314

News Release

For: Republic Security Financial Corporation
     West Palm Beach, Florida, 33401

--------------------------------------------------------------------------------
                     Republic Security Financial Corporation
                        Announces Second Quarter Earnings
--------------------------------------------------------------------------------

         West Palm Beach, FL. July 14, 2000- Republic Security Financial Corporation ("Republic") (NASDAQ: RSFC), parent to Republic Security Bank, today announced net income of $5.2 million or $0.11 diluted earnings per common share for the three months ended June 30, 2000 compared to net income of $8.5 million or $0.17 diluted earnings per common share for the three months ended June 30, 1999. Net income was $12.9 million or $0.26 diluted earnings per common share for the six months ended June 30, 2000 compared to $14.0 million or $0.27 diluted earnings per common share for the six months ended June 30, 1999.

         Net interest income decreased $3.0 million for the six months ended June 30, 2000 compared to the six months ended June 30, 1999, and decreased $2.5 million for the three months ended June 30, 2000 compared to the three months ended June 30, 1999. The decrease in net interest income for the three and six months ended June 30, 2000 compared to the three and six months ended June 30, 1999 is due primarily to an increase in the cost of interest-bearing liabilities in connection with six Federal Reserve interest rate hikes since June 1999, as well as the purchase of certain assets generating fee income rather than interest income. Net interest spread decreased to 2.51% for the three months ended June 30, 2000 compared to 2.98% for the three months ended June 30, 1999, again the result of the Federal Reserve interest rate hikes. During this same period, net interest margin declined from 3.64% to 3.03%. Non-interest income increased $1.0 million for the three months ended June 30, 2000 compared to the three months ended June 30, 1999 due primarily to earnings on fee income related investments, the acquisition of fee producing subsidiaries, and increases in fees earned on products and services. Other income, excluding income from real estate transactions, increased approximately $1.6 million for the three months ended June 30, 2000 compared to the three months ended June 30, 1999. Operating expenses increased $3.0 million for the three months ended June 30, 2000 compared to the three months ended June 30, 1999 due primarily to incremental costs associated with the operations of First New England Financial, Spectrum Financial Corporation, increased branches and other additions to staff.

         Provision for loan losses increased $1.2 million for the six months ended June 30, 2000 compared to the six months ended June 30, 1999 and $0.7 million for the three months ended June 30, 2000 compared to the three months ended June 30, 1999. This increase in provision expense was primarily due to loan growth, resulting in a reduction of non-performing assets as a percent of total assets for both periods.

         Rudy E. Schupp, Chairman and CEO of Republic said, "During the second quarter, we completed the acquisitions of Spectrum Financial Corporation and marine finance lender, National Horizon, Inc., which was merged into First New England Financial. Spectrum is a specialized financial services company engaged in providing receivable-based commercial financing and related fee-based services. The addition of these businesses is consistent with our strategy to improve revenue growth through both traditional and non-traditional fee generation. We are also pleased to note that as a percentage of total assets, our non-performing assets significantly decreased from both the first quarter and the quarter ended June 30, 1999."

         Republic Security Financial Corporation, headquartered in West Palm Beach, Florida, has total assets of $3.4 billion and operates 98 full service banking offices in Palm Beach, Broward, Dade, Martin, St. Lucie, Lee, Marion, Alachua, Hillsborough, Orange, Pasco and Collier counties. Republic's subsidiary, First New England Financial, is one of the leading names in the yacht-lending marketplace and has operations nationwide. Spectrum Financial Corporation specializes in receivable-based commercial financing.

         "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The matters discussed in this press release which are not historical facts contain forward-looking information with respect to strategic initiatives. Such forward-looking statements are based on current plans and expectations, which are subject to a certain number of uncertainties and risks, which could cause future results to differ materially from those anticipated by such statements. Republic encourages readers of forward-looking information concerning Republic to refer to its prior filings with the Securities and Exchange Commission that set forth certain risks and uncertainties that may have an impact on the future results and direction of Republic.

         For more information on Republic Security Financial Corporation, Republic Security Bank, First New England Financial or Spectrum Financial, please visit our website at www.republicsecuritybank.com.

          NASDAQ Symbol: Common - RSFC


REPUBLIC SECURITY FINANCIAL CORPORATION
Financial Highlights (dollars in thousands, except per share amounts)
-----------------------------------------------------------------------------------------------------------------------------------
                                                   For the Six Months
                                                          Ended                          For the Three Months Ended
For the Period Ended                              06/30/00     6/30/99    6/30/00      3/31/00    12/31/99     9/30/99    6/30/99
-----------------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income                                       $   12,858  $   14,006  $    5,163  $    7,695  $    7,428  $    8,035  $    8,454
Net income excluding merger related expenses(1)      12,858      16,399       5,163       7,695       7,428       8,035       8,454
Net interest income                                  46,412      49,370      22,920      23,492      24,257      24,459      25,426
Provision for loan losses                             2,000         800       1,000       1,000         450         300         300
Non-interest income                                  17,240      13,098       8,146       9,094       6,794       8,259       7,124
Operating expenses(2)                                42,136      36,255      22,029      20,107      18,569      19,896      19,041
-----------------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Common Share Data
-----------------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Basic earnings per share                         $     0.26  $     0.28  $     0.11  $     0.16  $     0.15  $     0.16  $     0.17
Diluted earnings per share                       $     0.26  $     0.27  $     0.11  $     0.16  $     0.15  $     0.16  $     0.17
Stated book value per share                      $     4.11  $     4.13  $     4.11  $     4.00  $     4.02  $     4.19  $     4.13
-----------------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
At Period End
-----------------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Assets                                           $3,385,301  $3,083,624  $3,385,301  $3,241,459  $3,192,212  $3,052,135  $3,083,624
Investments available-for-sale                      852,869     685,849     852,869     795,174     792,125     652,182     685,849
Investments held to maturity                        141,484     151,816     141,484     145,383     147,275     149,133     151,816
Loans                                             2,058,017   1,883,039   2,058,017   1,964,872   1,906,734   1,888,200   1,883,039
Allowance for loan losses                            23,193      25,625      23,193      22,253      22,301      24,160      25,625
Deposits                                          1,953,947   2,213,790   1,953,947   2,036,514   2,064,936   2,131,110   2,213,790
Borrowings                                        1,174,750     594,417   1,174,750     957,398     888,048     646,853     594,417
Stockholders' equity                                200,832     209,467     200,832     195,698     200,662     212,916     209,467
Common shares outstanding                            48,579      50,569      48,579      48,758      49,696      50,662      50,569
-----------------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Average Balances
-----------------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Assets                                           $3,244,797  $2,994,303  $3,311,585  $3,178,009  $3,084,688  $3,000,286  $2,993,761
Stockholders' equity                                195,537     211,300     197,746     193,328     207,220     209,525     210,439
Interest-earning assets                           2,951,395   2,795,797   3,022,883   2,879,906   2,851,708   2,789,662   2,795,204
Interest-bearing liabilities                      2,665,250   2,413,901   2,722,475   2,608,025   2,487,315   2,406,495   2,393,395
Average common shares and common
   stock equivalents outstanding                     49,118      51,177      48,940      49,279      50,666      51,201      51,174
-----------------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Ratios                                                %           %           %           %           %           %           %
-----------------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Return on average assets(1)                            0.79        1.10        0.62        0.97        0.96        1.07        1.13
Return on total risk weighted assets(1)                1.39        1.95        1.12        1.64        1.56        1.84        2.01
Return on average stockholders' equity(1)             13.15       15.52       10.44       15.92       14.34       15.34       16.07
Net interest spread                                    2.66        2.90        2.51        2.81        2.80        2.92        2.98
Net interest margin                                    3.15        3.53        3.03        3.26        3.40        3.51        3.64
Equity to assets (period end)                          5.93        6.79        5.93        6.04        6.29        6.98        6.79
Tier 1 leverage ratio (Bank only estimate)             6.02        6.62        6.02        6.39        6.53        6.70        6.62
Tier 1 risk based capital (Bank only estimate)        10.68       11.74       10.68       10.75       10.54       11.48       11.74
Total risk based capital (Bank only estimate)         11.95       13.01       11.95       11.96       11.73       12.75       13.01
-----------------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Asset Quality (period end)
-----------------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Non performing Loans ("NPL's)                    $   12,352  $   11,746  $   12,352  $   13,377  $   16,369  $   13,871  $   11,746
Non performing Assets ("NPA's)                       13,252      15,414      13,252      14,793      18,372      17,306      15,414
NPL's as a % of total loans                            0.60%       0.87%       0.60%       0.68%       0.86%       0.73%       0.62%
NPA's as a % of total assets                           0.39%       0.60%       0.39%       0.46%       0.58%       0.57%       0.50%
Allowance for loan losses as a % of total loans        1.13%       1.36%       1.13%       1.13%       1.17%       1.28%       1.36%
Allowance for loan losses as % of NPL's              187.77%     218.16%     187.77%     166.35%     136.24%     174.18%     218.16%
Net charge-offs to average loans                       0.14%       0.09%       0.06%       0.09%       0.12%       0.07%       0.03%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Excludes merger related and one time expenses of $2.4 million, net of taxes, for the six months ended June 30, 1999.
(2) Excludes pre-tax merger related and one time expenses of approximately $3.5 million for the six months ended June 30, 1999.


REPUBLIC SECURITY FINANCIAL CORPORATION
Financial Highlights (dollars in thousands, except per share data)
-------------------------------------------------------------------------------------------------------------------------
                                                          For the Six Months
                                                                Ended                  For the Three Months Ended
                                                     6/30/00   6/30/99   6/30/00   3/31/00   12/31/99  9/30/99   6/30/99
---------------------------------------------------  --------  --------  --------  --------  --------  --------  --------
Interest Income:
Interest and fees on loans                           $ 79,158  $ 79,513  $ 40,960  $ 38,198  $ 37,587  $ 38,167  $ 39,622
Interest and dividends on  investments                 34,419    25,569    17,476    16,943    15,985    13,704    13,171
---------------------------------------------------  --------  --------  --------  --------  --------  --------  --------
                                                      113,577   105,082    58,436    55,141    53,572    51,871    52,793
---------------------------------------------------  --------  --------  --------  --------  --------  --------  --------
Interest Expense:
Interest on deposits                                   37,156    43,313    18,476    18,680    18,825    19,560    20,726
Interest on borrowings                                 30,009    12,399    17,040    12,969    10,490     7,852     6,641
---------------------------------------------------  --------  --------  --------  --------  --------  --------  --------
                                                       67,165    55,712    35,516    31,649    29,315    27,412    27,367
---------------------------------------------------  --------  --------  --------  --------  --------  --------  --------
Net interest income                                    46,412    49,370    22,920    23,492    24,257    24,459    25,426
Provision for loan losses                               2,000       800     1,000     1,000       450       300       300
---------------------------------------------------  --------  --------  --------  --------  --------  --------  --------
Net interest income after provision for loan losses    44,412    48,570    21,920    22,492    23,807    24,159    25,126
---------------------------------------------------  --------  --------  --------  --------  --------  --------  --------
Non-interest Income:
Service charges on deposit accounts                     6,576     5,965     3,352     3,224     3,483     3,293     2,848
Gain on sale of loans and servicing                     1,529     2,315     1,021       508       737     2,046     1,363
Gain  on sale of investments                              373       177        52       321        85       789        81
Other income                                            8,762     4,641     3,721     5,041     2,489     2,131     2,832
---------------------------------------------------  --------  --------  --------  --------  --------  --------  --------
                                                       17,240    13,098     8,146     9,094     6,794     8,259     7,124
---------------------------------------------------  --------  --------  --------  --------  --------  --------  --------
Operating Expenses:
Employee compensation and benefits                     19,162    17,965    10,051     9,111     8,810     9,548     8,955
Occupancy and equipment                                 9,632     9,286     5,041     4,591     4,126     4,912     4,864
Professional fees                                         839       919       475       364       158       325       503
Advertising and promotions                                522       656       282       240       302       397       358
Communications                                          1,844     1,276       932       912       649       558       561
Insurance                                                 803       920       400       403       423       418       458
Data processing                                         2,624     1,517     1,293     1,331     1,114       971       969
Other                                                   6,710     4,804     3,555     3,155     2,987     2,767     2,373
Merger expenses                                            --     2,381        --        --        --        --        --
---------------------------------------------------  --------  --------  --------  --------  --------  --------  --------
                                                       42,136    39,724    22,029    20,107    18,569    19,896    19,041
---------------------------------------------------  --------  --------  --------  --------  --------  --------  --------
Income before income taxes                             19,516    21,944     8,037    11,479    12,032    12,522    13,209
Provision for income taxes                              6,658     7,938     2,874     3,784     4,604     4,487     4,755
---------------------------------------------------  --------  --------  --------  --------  --------  --------  --------
Net income                                           $ 12,858  $ 14,006  $  5,163  $  7,695  $  7,428  $  8,035  $  8,454
---------------------------------------------------  --------  --------  --------  --------  --------  --------  --------
PER SHARE DATA:
Basic earnings per common share                      $   0.26  $   0.28  $   0.11  $   0.16  $   0.15  $   0.16  $   0.17
Diluted earnings per common share                    $   0.26  $   0.27  $   0.11  $   0.16  $   0.15  $   0.16  $   0.17
Dividends per common share                           $   0.12  $   0.12  $   0.06  $   0.06  $   0.06  $   0.06  $   0.06
Average common shares and common stock equivalents
  outstanding                                          49,118    51,177    48,940    49,279    50,666    51,201    51,174
-------------------------------------------------------------------------------------------------------------------------


REPUBLIC SECURITY FINANCIAL CORPORATION
Financial Highlights (dollars in thousands, except share amounts)

-----------------------------------------------------------------------------------------------  -----------   -----------
                                                                                                   6/30/00      12/31/99
-----------------------------------------------------------------------------------------------  -----------   -----------
ASSETS
Cash and amounts due from depository institutions                                                $    44,985   $    73,054
Interest- bearing deposits in other financial institutions                                            61,664        41,201
Federal funds sold                                                                                        --         3,595
-----------------------------------------------------------------------------------------------  -----------   -----------
Total cash and cash equivalents                                                                      106,649       117,850
Investments available-for-sale                                                                       852,869       792,125
Investments held to maturity (market value of $135,276 and $139,383 at June 30,
   2000 and December 31, 1999, respectively)                                                         141,484       147,275
Loans - net                                                                                        1,986,024     1,822,433
Loans held for sale (market value of $48,800 and $62,000 at June 30, 2000 and
   December 31, 1999, respectively)                                                                   48,800        62,000
Property and equipment - net                                                                          66,305        65,349
Other real estate owned - net                                                                            900         2,004
Federal Home Loan Bank stock                                                                          31,868        34,821
Goodwill - net                                                                                        20,508        17,715
Bank owned life insurance                                                                             54,395        58,039
Deferred taxes - net                                                                                  16,923        16,564
Accrued interest receivable                                                                           19,006        16,986
Other assets                                                                                          39,570        39,051
-----------------------------------------------------------------------------------------------  -----------   -----------
Total Assets                                                                                     $ 3,385,301   $ 3,192,212
-----------------------------------------------------------------------------------------------  -----------   -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                                                                         $ 1,953,947   $ 2,064,936
Federal Home Loan Bank advances and other borrowings                                                 546,554       618,996
Securities sold under agreement to repurchase                                                        607,732       248,521
Senior debentures, net of unamortized issuance costs                                                  20,464        20,531
Advances from borrowers for taxes and insurance                                                       13,945         5,908
Bank drafts payable                                                                                   13,410        11,208
Other liabilities                                                                                     28,417        21,450
-----------------------------------------------------------------------------------------------  -----------   -----------
Total Liabilities                                                                                  3,184,469     2,991,550
-----------------------------------------------------------------------------------------------  -----------   -----------
Common Stock $.01 par value; 500,000,000 shares authorized;
   50,918,804 and 50,748,419 issued shares; outstanding 48,579,304 and
   49,696,419 at June 30, 2000 and December 31, 1999, respectively (net of
   treasury stock)                                                                                       509           508

Treasury Stock (2,339,500 and 1,052,000 shares repurchased at June 30, 2000
  and  December 31, 1999, respectively)                                                                  (23)          (11)

Additional paid in capital                                                                           116,742       124,931

Retained earnings                                                                                    101,950        94,934

Accumulated other comprehensive loss, net of taxes                                                   (18,346)      (19,700)
-----------------------------------------------------------------------------------------------  -----------   -----------
Total Shareholders' Equity                                                                           200,832       200,662
-----------------------------------------------------------------------------------------------  -----------   -----------
Total Liabilities and Shareholders' Equity                                                       $ 3,385,301   $ 3,192,212
-----------------------------------------------------------------------------------------------  -----------   -----------